UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2015

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At The Bancorp, Inc.'s ("Bancorp") Annual Meeting of Stockholders held on December 16, 2015, pursuant to the Notice of Annual Meeting of Stockholders and Proxy Statement dated November 3, 2015 (the "Proxy Statement"), the voting results were as follows:
(a)	Proposal 1. Each of the following nominees was elected to the Board of Directors as follows:
Name of Nominee*	Votes For	Votes Against	Abstentions

Daniel G. Cohen	24,773,904	4,381,444	104,397
Walter T. Beach	25,257,155	3,899,193	103,397
Michael J. Bradley	22,828,723	6,327,625	103,397
John C. Chrystal	25,413,261	3,743,087	103,397
Matthew Cohn	22,316,952	6,338,396	604,397
Hersh Kozlov	27,282,696	1,873,752	103,297
William H. Lamb	25,297,012	3,360,436	602,297
James J. McEntee III	24,846,764	4,309,584	103,397
Mei-Mei Tuan	27,665,268	1,490,080	104,397

All of the nominees for director were elected for one year terms. With respect to each nominee, the total number of broker non-votes was 3,054,892.

* Mr. Frank Mastrangelo resigned his position on the Board of Directors on December 13, 2015; therefore, he did not stand for re-election.

(b)	Proposal 2. The non-binding resolution to approve the 2014 compensation program for the named executive officers was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions

27,119,757	2,007,200	132,788
There were 3,054,892 broker non-votes on this proposal.

(c)	Proposal 3. The proposal to approve the selection of Grant Thornton LLP as Bancorp's independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved as follows:

Votes For	Votes Against	Abstentions

30,992,974	1,317,939	3,724

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2015	The Bancorp, Inc.

	By:	/s/ Paul Frenkiel
	Name:	Paul Frenkiel
	Title:	Executive Vice President, Chief Financial Officer and Secretary